Exhibit 99.1

Carpenter Technology Corporation 1st Quarter Fiscal Year 2017 Earnings Call October 27, 2016

Cautionary Statement Forward-Looking Statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected, anticipated or implied. The most significant of these uncertainties are described in Carpenter’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended June 30, 2016, and the exhibits attached to that filing. They include but are not limited to: (1) the cyclical nature of the specialty materials business and certain end-use markets, including aerospace, defense, industrial, transportation, consumer, medical, and energy, or other influences on Carpenter’s business such as new competitors, the consolidation of competitors, customers, and suppliers or the transfer of manufacturing capacity from the United States to foreign countries; (2) the ability of Carpenter to achieve cash generation, growth, earnings, profitability, cost savings and reductions, productivity improvements or process changes; (3) the ability to recoup increases in the cost of energy, raw materials, freight or other factors; (4) domestic and foreign excess manufacturing capacity for certain metals; (5) fluctuations in currency exchange rates; (6) the degree of success of government trade actions; (7) the valuation of the assets and liabilities in Carpenter’s pension trusts and the accounting for pension plans; (8) possible labor disputes or work stoppages; (9) the potential that our customers may substitute alternate materials or adopt different manufacturing practices that replace or limit the suitability of our products; (10) the ability to successfully acquire and integrate acquisitions; (11) the availability of credit facilities to Carpenter, its customers or other members of the supply chain; (12) the ability to obtain energy or raw materials, especially from suppliers located in countries that may be subject to unstable political or economic conditions; (13) Carpenter’s manufacturing processes are dependent upon highly specialized equipment located primarily in facilities in Reading and Latrobe, Pennsylvania and Athens, Alabama for which there may be limited alternatives if there are significant equipment failures or a catastrophic event; (14) the ability to hire and retain key personnel, including members of the executive management team, management, metallurgists and other skilled personnel; (15) fluctuations in oil and gas prices and production; and (16) the success of actions taken to reduce costs associated with retirement and pension plans. Any of these factors could have an adverse and/or fluctuating effect on Carpenter’s results of operations. The forward-looking statements in this document are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Carpenter undertakes no obligation to update or revise any forward-looking statements. Non-GAAP Financial Measures Some of the information included in this presentation is derived from Carpenter’s consolidated financial information but is not presented in Carpenter’s financial statements prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP). Certain of these data are considered “non-GAAP financial measures” under SEC rules. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to the GAAP measure. Reconciliations to the most directly comparable GAAP financial measures and management’s rationale for the use of the non-GAAP financial measures can be found in the Appendix to this presentation. © 2016 CRS Holdings, Inc. All rights reserved 2

1st Quarter Fiscal Year 2017 Summary Tony Thene President and Chief Executive Officer

Safety is Our First Priority 3.7 3.3 © 2016 CRS Holdings, Inc. All rights reserved 4 Total Case Incident Rate (TCIR) 4.8 3.9 3.9 3.5 2.12.21.8 FY09FY10FY11FY12FY13FY14FY15FY16FY17 Q1

Q1-17 Sequential $M; except Earnings per Share (EPS) Performance Pre-Tax Income (Loss) $30 $25 $20 $15 $10 $5 $0 -$5 -$10 -$15 Q4-16 Price / Mix Costs / Other Net Pension Volume Q1-17 *Detailed schedule included in Non-GAAP Schedules in Appendix © 2016 CRS Holdings, Inc. All rights reserved 5 Normal seasonality and aerospace supply chain volatility drove sequential decline EPS Reported - $0.32 EPS Adjusted * - $0.35 EPS Reported-$(0.13) EPS Adjusted * - $(0.08) 23.3 2.0 1.9 (3.4) (29.1)(5.3)

Q1-17 Historical Performance Similar SAO operating income in Q1-15 on significantly higher sales reflects reduction in operating costs and improvement in product mix Operating margin improvement overshadowed by market challenges PEP operating income impacted by decline in oil & gas activity levels and titanium fastener destocking Higher pension earnings, interest and deferrals (pension EID) expense driven by continued decline in interest rates *Detailed schedule included in Non-GAAP Schedules in Appendix © 2016 CRS Holdings, Inc. All rights reserved 6 SAO influenced by market dynamics; overall results impacted by PEP and pension EPS Reported $ 0.25 $ 0.18 $ (0.13) EPS Adjusted* $ 0.25 $ 0.26 $ (0.08) SAO Operating Income SAO Op Margin % PEP Operating Income Corporate / Intersegment Pension EID Expense 24.6 7.6% 9.7 (9.8) (2.4) 41.1 13.6% (0.4) (11.1) (4.8) 25.0 9.4% (2.8) (13.7) (7.1) Operating Income 22.1 24.8 1.4 $M; except EPS Q1-15 Q1-16 Q1-17 Net Sales 549.8 455.6 389.0 Sales Ex. Surcharge* 440.1 385.1 339.8

Q1-17 End-Use Market Highlights

		Q1-17 Net Sales ex. Surcharge ($M)*		vs. Q1-16	vs. Q4-16	Comments
	Aerospace and Defense	173.3	51%	-11%	-21%	▪ Engines and avionics driven by solid increasing demand from new platforms ▪ Fasteners down due to increased inventory consolidation ▪ Structural & distribution down due to program reduction related inventory caution and potential supply chain consolidation ▪ Defense impacted by timing of program-related purchases
	Energy	25.7	8%	-21%	+9%	▪ North American (NA) directional and horizontal rig count down (41%) YoY; up +30% sequentially ▪ Improved rental activity and replacement orders in targeted regions ▪ Focus on positioning for eventual recovery in NA and Middle East ▪ Power generation up YoY driven by aftermarket demand
	Transportation	30.6	9%	-14%	-8%	▪ Sales down YoY and sequentially due to decrease in heavy duty on-road and off-road truck production ▪ Further impacted by slowing passenger vehicle production in NA ▪ Favorable product mix in heavy duty and light vehicles on sequential basis despite volume declines
	Medical	23.0	7%	-13%	-24%	▪ YoY and sequential sales down primarily due to inventory management among distributors/OEMs influenced by industry consolidation ▪ Shifting mix toward direct customers with higher value add
	Industrial and Consumer	59.3	17%	-11%	-16%	▪ Industrial down YoY and sequentially due to pressure on capital equipment spend; partially offset by growth on select infrastructure projects ▪ Consumer up YoY driven by sporting goods; however, down sequentially due to seasonality

Sales ex-surcharge down 12% year-over-year and down 16% sequentially

*Excludes sales through Carpenter's Distribution businesses

© 2016 CRS Holdings, Inc. All rights reserved

CARPENTER® WHEN PERFORMANCE IS EVERYTHING

7

1st Quarter Financial Overview & Business Update Damon Audia Senior Vice President and Chief Financial Officer

Income Statement Summary Change *Detailed schedule included in Non-GAAP Schedules in Appendix © 2016 CRS Holdings, Inc. All rights reserved 9 Lower volume significantly impacted results $ Millions , except pounds and per-s hare am ounts Q1-16 Q4-16 Q1-17 Sequential Pounds ('000) Net Sales Sales ex. Surcharge * Gross Profit Selling, General and Administrative Expenses Special Items * Operating Income Operating Income ex. Pension EID and Special Items * % of Sales ex. Surcharge Effective Tax Rate Net Income (Loss) Diluted Earnings (Loss) per Share Adjusted Diluted Earnings (Loss) per Share * 58,422 65,870 54,180 389.0 339.8 46.0 44.6 0.5 1.4 9.0 2.6% -17.0% (6.2) ($0.13) ($0.08) (11,690) (68.7) (65.9) (27.5) 0.3 (1.6) (27.8) (27.1) -6.3 pts N/A (21.1) N/A 455.6 385.1 68.6 43.4 3.0 24.8 32.6 8.5% 44.7% 8.9 $0.18 $0.26 457.7 405.7 73.5 44.3 2.1 29.2 36.1 8.9% 36.1% 14.9 $0.32 $0.35 N/A

Cash Flow Summary

$ Millions	Q1-16	Q4-16	Q1-17	
Net Income + Non-cash Items	**54**	**68**	**80**	1
Inventory	(33)	20	(33)	
Working Capital / Other	21	32	(43)	1
Total Net Working Capital / Other	(12)	52	(76)	
Net Cash from Operating Activities	**42**	**120**	**4**	
Purchases of property, equipment and software	(30)	(29)	(27)	
Dividends paid	(9)	(9)	(8)	
Other	4	1	0	
Free Cash Flow *	**7**	**83**	**(31)**	

Cash	31	82	51
Available Borrowing Under Credit Facility	493	493	494
Total Liquidity	**524**	**575**	**545**

1 The $(43) million shown in the Working Capital/Other line mainly reflects the tax impact of the $100 million voluntary pension contribution in October. As a result, we expect to receive a refund of ~ $35 million of cash taxes. Based on timing, we have reflected a current receivable and a corresponding offset in the Net Income and Non-cash items line. Thus, there is no cash impact related to this item in Q1.

The clerical accuracy of certain amounts may be impacted due to rounding.

Lower earnings and seasonal working capital build led to negative cash flow

*Detailed schedule included in Non-GAAP Schedules in Appendix

© 2016 CRS Holdings, Inc. All rights reserved

CARPENTER WHEN PERFORMANCE IS EVERYTHING

10

Pension Freeze Announcement

- Effective December 31, 2016, General Retirement Plan (GRP) frozen with no additional service accruals
  - GRP includes approximately 1,900 current salaried and hourly employees
- Consistent with focus on addressing cost basis and aggressively managing business
- FY17 net pension expense $21 million lower than planned (offset by incremental defined contribution plan costs of approximately $5 million)
  - Reduction in FY17 expense beginning in Q3-17
- FY18 annual savings ~$60 million ($50 million net of incremental defined contribution plan costs) relative to FY17 planned net pension expense prior to freeze
  - Annual service cost reduction, net of incremental defined contribution plan costs, of ~$15 million
- Voluntary contribution of $100 million to GRP made on October 7, 2016
  - No significant required contributions until FY20

Significant actions to reduce costs and strengthen balance sheet

© 2016 CRS Holdings, Inc. All rights reserved
11
CARPENTER® WHEN PERFORMANCE IS EVERYTHING

SAO Segment Summary

Q1 Operating Results

	Q1-16	Q4-16	Q1-17	vs PY	vs Q4
Pounds ('000)	56,814	63,606	52,360	(4,454)	(11,246)
Net Sales ($M)	372.6	374.3	315.1	(57.5)	(59.2)
Sales ex. Surcharge ($M)	301.6	322.3	266.0	(35.6)	(56.3)
Operating Income ($M)	41.1	48.6	25.0	(16.1)	(23.6)
% of Net Sales	11.0%	13.0%	7.9%	-3.1 pts	-5.1 pts
% of Sales ex. Surcharge	13.6%	15.1%	9.4%	-4.2 pts	-5.7 pts

Q1 Business Results

- Significant sequential volume decline driven by normal seasonality magnified by recent market trends
- YoY volume decline driven by volatility in aerospace, weakness in oil & gas and softening in transportation
- Despite lower volumes, variable manufacturing costs improved by 4% resulting from execution of Carpenter Operating Model

Q2 Outlook

- Sequential sales growth driven by mix improvement across key end-use markets
- Volume growth within aerospace from engines ramp-up; on-going transition in aerospace particularly focused in fastener and structural sub-markets
- On-going focus on cost discipline through waste elimination and execution of Carpenter Operating Model

© 2016 CRS Holdings, Inc. All rights reserved

12

CARPENTER WHEN PERFORMANCE IS EVERYTHING

PEP Segment Summary * Pounds related to manufactured tons for Dynamet and Carpenter Powder Products only © 2016 CRS Holdings, Inc. All rights reserved 13 Q2 Outlook Operating income to increase driven by: - Increased shipments of titanium products - Emerging demand for powder products Oil & gas demand expected to remain flat to slightly positive versus Q1-17 Further roll-out of Carpenter Operating Model to additional PEP locations Q1 Business Results Sales and operating income down year-over-year primarily influenced by: - Weak oil & gas demand - Weaker mix within titanium products Sequential decline due to seasonality within titanium business; partially offset by increased rental activity within oil & gas Q1 Operating Results Q1-16 Q4-16 Q1-17 vs PY vs Q4 Pounds* ('000) 2,956 3,096 Net Sales ($M) 91.5 90.4 Sales ex. Surcharge ($M) 91.4 90.2 Operating Income ($M) (0.4) (1.3) 2,414 78.5 78.3 (2.8) (542) (682) (13.0) (11.9) (13.1) (11.9) (2.4) (1.5) % of Net Sales -0.4% -1.4% % of Sales ex. Surcharge -0.4% -1.4% -3.6% -3.6% -3.2 pts -2.2 pts -3.2 pts -2.2 pts

Selected Fiscal Year 2017 Guidance *Net pension expense anticipated to be ~$31 million in 1st half FY17 and ~$17 million in 2nd half FY17. costs of ~ $5 million in 2nd half FY17. Excludes incremental defined contribution plan © 2016 CRS Holdings, Inc. All rights reserved 14 $ Millions FY16 FY17 FY17 Update Depreciation and Amortization Interest Expense, net Net Pension Expense Pension Contributions Effective Tax Rate Capital Expenditures 119 ~120 28 ~32 54 69 48* 0 1 100 47% 28% - 30% 95 ~120

1st Quarter Closing Comments Tony Thene President and Chief Executive Officer

Leadership in Growth Markets with Strong Fundamentals © 2016 CRS Holdings, Inc. All rights reserved 16 Well positioned preferred solutions provider for high-end alloy markets Aerospace market remains attractive with positive long-term outlook Recent program transitions causing volatility and supply chain hesitancy Eventual re-stocking will build on solid engine demand with long-term upside Transportation regulations creating significant and unique growth avenues Passenger vehicles at record levels Significant premium content per unit in non-light vehicles Medical experiencing increasing demand for premium titanium products Energy upside from near-term power generation aftermarket demand and oil and gas recovery Industrial and Consumer select applications offering progressively more value add Consumer Drive towards miniaturization and embedded computing technology Energy Slower market has pivoted towards cost-effective, service oriented solutions Industrial Demand varies across sub-categories but select applications drive performance and value Medical Aging population, increased focus on quality of life and less invasive procedures Transportation Increasing fuel efficiency and reducing emissions drive higher performance materials Aerospace Globalization and demand for travel has spurred technological improvements

Transformation Underway to Drive Improvement

Transformation Initiated in FY16

- Intensified safety focus
- Introduced Carpenter Operating Model
- Upgraded talent with external hires and internal redeployment
- Redefined business strategy to focus on differentiated value-added solutions
- Realigned commercial organization and initiated growth process
- Continued important work to secure necessary Athens qualifications
- Recommitted research & development connection to the business

FY16 Results Reflected Efforts

- Delivered solid financial results despite extreme market headwinds
- Delivered ~$78 million of YOY savings

Adjusted FY16 EPS = $1.16

Significant Accretive Drivers

Pension Freeze ~ $50M net
- *Full year run rate in FY18*

Athens to Breakeven ~ $40M
- *Upside as utilization increases*

Amega West to Breakeven ~ $20M
- *Upside as energy market stabilizes*

Carpenter Operating Model
- *Each 3% reduction in SAO variable manufacturing costs worth $10M*
- *Expanding to PEP locations*

Commercial Opportunities
- *Expanding applications for powders*
- *Further penetration in key customers and markets*
- *Expansion in adjacent markets*

Significant Future Potential

Transformation efforts returning early results, further opportunities to drive improvement

© 2016 CRS Holdings, Inc. All rights reserved

17

CARPENTER WHEN PERFORMANCE IS EVERYTHING

Closing Comments © 2016 CRS Holdings, Inc. All rights reserved 18 Early results achieved in business transformation Actions taken to provide basis for long-term sustainable growth Ongoing momentum on operating efficiencies with further implementation of Carpenter Operating Model Current aerospace market demand expected to be volatile; however, long-term market fundamentals remain solid Proceeding with caution as energy end-use market shows early signs of stabilizing with potential inflection point Ample liquidity with no sizeable near-term debt maturities or required pension contributions Continue to challenge status quo and find ways to improve efficiency and reduce cost Committed to Ongoing Transformation to Drive Further Improvements and Growth Over Long-Term; Well Positioned for Revenue and Margin Growth as Volumes Increase

Appendix of Non-GAAP Schedules and Supplemental Schedule

Non-GAAP Schedules (Unaudited)

Adjusted Earnings (Loss) Per Share

$ Millions except per share amounts	Q1-16	Q4-16	Q1-17
Net Income (Loss)	8.9	14.9	(6.2)
Diluted Earnings (Loss) per Share	**$ 0.18**	**$ 0.32**	**$ (0.13)**
Pension Curtailment Charge	-	-	0.4
Restructuring Charges	0.3	-	-
Consulting Costs *	1.7	1.4	-
Income Tax Items**	2.0	-	2.1
Special Items	4.0	1.4	2.5
Net Income (Loss) excluding Special Items	12.9	16.3	(3.7)
Adjusted Diluted Earnings (Loss) per Share	**$ 0.26**	**$ 0.35**	**$ (0.08)**

Management believes that earnings per share adjusted to exclude the impact of restructuring and other special items is helpful in analyzing the operating performance of the Company, as these costs are not indicative of ongoing operating performance. Management uses its results excluding these amounts to evaluate its operating performance and to discuss its business with investment institutions, the Company's board of directors and others.

* Beginning in Q1-17, consulting costs of $2.1 million per quarter will no longer be considered a special item.

** Income Tax Items: Discrete income tax charge in Q1-16 as a result of a decision to sell equity method investment in India and discrete income tax charge in Q1-17 as a result of decision to make a voluntary pension contribution paid in October 2016.

© 2016 CRS Holdings, Inc. All rights reserved

20

CARPENTER WHEN PERFORMANCE IS EVERYTHING

Non-GAAP Schedules (Unaudited)

Operating Margin Excluding Surcharge Revenue, Pension Earnings, Interest and Deferrals ("Pension EID") and Special Items

$ Millions	Q1-16	Q4-16	Q1-17
Net sales	455.6	457.7	389.0
Less: surcharge	70.5	52.0	49.2
Consolidated net sales excluding surcharge	385.1	405.7	339.8
Operating income	24.8	29.2	1.4
Pension EID	4.8	4.8	7.1
Operating Income Excluding Pension EID	29.6	34.0	8.5
Special Items			
Pension curtailment charge	-	-	0.5
Restructuring charges	0.4	-	-
Consulting costs	2.6	2.1	-
Special Items	3.0	2.1	0.5
Operating Income Excluding Surcharge, Pension EID and Special Items	32.6	36.1	9.0
Operating Margin	5.4%	6.4%	0.4%
Operating Margin Excluding Surcharge, Pension EID and Special Items	8.5%	8.9%	2.6%

Management believes that removing the impacts of raw material surcharge from operating margin provides a more consistent basis for comparing results of operations from period to period, thereby permitting management to evaluate performance and investors to make decisions based on the ongoing operations of the Company. In addition, management believes that excluding the impact of pension EID, which may be volatile due to changes in the financial markets, is helpful in analyzing the true operating performance of the Company. Management believes that removing the impact of restructuring charges and other special items is helpful in analyzing the operating performance of the Company, as these costs are not indicative of ongoing operating performance. Management uses its results excluding these amounts to evaluate its operating performance and to discuss its business with investment institutions, the Company's board of directors and others.

© 2016 CRS Holdings, Inc. All rights reserved

CARPENTER WHEN PERFORMANCE IS EVERYTHING

21

Non-GAAP Schedules (Unaudited) Free Cash Flow Management believes that the free cash flow measure provides useful information to investors regarding our financial condition because it is a measure of cash generated which management evaluates for alternative uses. © 2016 CRS Holdings, Inc. All rights reserved 22 $ Millions Q1-16 Q4-16 Q1-17 Net cash provided from operating activities Purchases of property, equipment and software Proceeds from disposals of property and equipment and assets held for sale Dividends paid Other 41.5 (29.9) - (9.0) 4.0 119.7 (29.1) 1.1 (8.5) - 3.9 (26.6) - (8.5) - Free Cash Flow 6.6 83.2 (31.2)

Supplemental Schedule (Unaudited) Net Sales By End-Use Market In the quarter ended June 30, 2016 in connection with our commercial organization realignment, we changed the manner in which sales are classified by end-use market so that we could better evaluate our sales results from period to period. All prior period amounts have been reclassified to conform to the current presentation. © 2016 CRS Holdings, Inc. All rights reserved 23 $ Millions Q1-16 Q4-16 Q1-17 Aerospace and Defense Energy Transportation Medical Industrial and Consumer Distribution Net sales excluding surcharge Surcharge Net sales 193.9 32.6 35.7 26.4 66.7 29.8 219.3 23.5 33.2 30.1 70.6 29.0 173.3 25.7 30.6 23.0 59.3 27.9 385.1 70.5 405.7 52.0 339.8 49.2 455.6 457.7 389.0